UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 13, 2018

             ROCKWELL MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Michigan	000-23661	38-3317208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  30142 Wixom Road, Wixom, Michigan 48393

(Address of principal executive offices, including zip code)

           (248) 960-9009

(Registrant’s telephone number, including area code)

           Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[..] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01                                  Other Events.

On June 13, 2018, the Circuit Court for Oakland County (the “Court”) issued an Order in the matter Rockwell Medical, Inc. v. Robert Chioini and Thomas Klema whereby the Court ordered that the Board of Directors and management of Rockwell Medical, Inc. (the “Company”) not make any material changes to the Company unless first reviewed by the Court; material changes do not include day to day operations of the Company.  Any disagreement as to whether an action constitutes a material change will be reviewed by the Court.

The Court also ordered that the Company’s 2018 annual shareholder meeting currently scheduled to be held on Thursday, June 21, 2018 at 10:00 a.m. Eastern Time, be adjourned for 30 days.  The parties are scheduled to engage in Court-ordered mediation on Tuesday, June 19, 2018.

The Court’s Order dated May 25, 2018 and the limitations set forth therein (including limitations on the ability of Robert Chioini and Thomas Klema to take certain actions with respect to, or purportedly on behalf of, the Company) remain in effect through Thursday, June 21, 2018.  The foregoing summaries do not purport to be a complete description of the Court Order dated May 25, 2018 and the Court Order dated June 13, 2018 and each are qualified in their entirety by reference to the full text of the Court Orders, copies of which are attached hereto as Exhibits 99.1 and 99.2 and incorporated herein by reference.

Item 9.01                                  Financial Statements and Exhibits.

(d) Exhibits.                    The following exhibits are being filed herewith:

EXHIBIT INDEX

Exhibit No.	Description

99.1	Court Order, dated May 25, 2018 (Company’s Form 8-K filed on May 25, 2018).

99.2	Court Order, dated June 13, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL MEDICAL, INC.

Date: June 19, 2018	By:	/s/ Benjamin Wolin
Benjamin Wolin
Chairman of the Board